Exhibit 99.3

15926_FGL Holdings Proxy Card REV3 Front YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUIC K  EAS Y IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on FGL HOLDINGS [ ], 2020. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY Please mark your votes like this THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF FGL HOLDINGS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS. FOR AGAINST ABSTAIN 1. A proposal to approve the Agreement and Plan of Merger, dated as of Febru-ary 7, 2020, by and among FGL Holdings, Fidelity National Financial, Inc., F I Corp. 4. A proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to FGL Holdings’ named executive officers that FOR AGAINST ABSTAIN and F II Corp., a copy of which is included as Annex A to the proxy statement, and pursuant to which FGL Holdings will be acquired by Fidelity National Financial, Inc., the plans of merger, copies of which are attached as Annex B and Annex C to the proxy statement, the mergers, and the transactions contemplated by the merger agreement and the plans of merger; is based on or otherwise relates to the mergers; 5. A proposal to approve an adjournment of the extraordinary general meeting of FGL Holdings shareholders, including, if necessary, to solicit additional prox-FOR AGAINST ABSTAIN ies in favor of the proposal to approve the merger agreement, if a quorum is present and there are not sufficient votes at the time of such adjournment to approve the merger agreement, the plans of merger, the mergers and the transactions contemplated by the merger agree-ment and the plans of merger. FOR AGAINST ABSTAIN 2. A proposal to adopt the Amended and Restated Memorandum and Articles of Association appended to the merger agree-ment and copy of which is included as Annex D to the proxy statement; 3. A proposal to alter the authorised share capital of FGL Holdings from US$90,000 divided into 800,000,000 ordinary shares of a par value of US$0.0001 each and FOR AGAINST ABSTAIN 100,000,000 preferred shares of a par value of US$0.0001 each to US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each, as indicated in the “first plan of merger” appended to the merger agreement and a copy of which is attached as Annex B to the proxy statement; CONTROL NUMBER Signature Signature, if held jointly Date , 2020 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

15926_FGL Holdings Proxy Card REV3 Back Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders of FGL Holdings  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF FGL HOLDINGS The undersigned appoints Eric L. Marhoun as proxy with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of FGL Holdings held of record by the undersigned at the close of business on [ ] at the Extraordinary General Meeting of shareholders of FGL Holdings to be held on [] or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF FGL HOLDINGS. THIS PROXY IS SOLICITED ON BEHALF OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF FGL HOLDINGS. (Continued and to be marked, dated and signed, on the other side)